Exhibit 10.8

Execution Copy

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION THEREUNDER OR AN EXEMPTION THEREFROM.

PAYMENTS UNDER THIS NOTE ARE SUBJECT TO THE SUBORDINATION PROVISIONS CONTAINED HEREIN.

THIS PROMISSORY NOTE WILL BE CONSIDERED TO HAVE BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR PURPOSES OF SECTIONS 1271 et seq. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THIS NOTE WAS ORIGINALLY ISSUED ON AUGUST 30, 2013. FOR INFORMATION REGARDING THE ISSUE PRICE, AMOUNT OF OID PER $1,000 OF PRINCIPAL AMOUNT AND YIELD TO MATURITY FOR PURPOSES OF THE OID RULES, PLEASE CONTACT THE TREASURER OF THE BORROWER AT 100 SUMMIT LAKE DRIVE, SUITE 100, VALHALLA, NY 10594.

SUBORDINATED PROMISSORY NOTE

August 30, 2013

FOR VALUE RECEIVED, the undersigned, VOYETRA TURTLE BEACH, INC., a Delaware corporation (the “Company”), hereby promises, subject to the terms and conditions hereof including Section 5, to pay to the order of SG VTB HOLDINGS, LLC (together with any successors and/or assigns, the “Holder”), in lawful money of the United States of America and in immediately available funds, the principal amount of EIGHT MILLION FOUR HUNDRED NINTY-SIX THOUSAND NINE HUNDRED SEVENTY-FIVE and 00/100 DOLLARS ($8,496,975.00) (the “Initial Principal Amount”), plus any Principal Increases (as defined below) together with any accrued interest thereon that has not been capitalized, on the one year anniversary of the later of (i) the Term Loan Maturity Date and (ii) the Revolving Loan Termination Date (each as defined in the Credit Agreement (as defined below) (the “Maturity Date”).

1. Interest. Interest shall accrue on the Initial Principal Amount and on any Principal Increases at a rate equal to (i) 10% per annum for the period ending twelve (12) months from the date hereof and (ii) 20% per annum for all periods thereafter, and shall be calculated based upon a 365-day year. Interest on this Note shall accrue from the date hereof until repayment in full of the Initial Principal Amount plus any Principal Increases together with any accrued interest thereon that has not been capitalized. Interest shall be paid quarterly by increasing the principal amount of this Note (any such increase, a “Principal Increase”) by an amount equal to the interest accrued on the Initial Principal Amount and on any subsequent Principal Increases during such quarter.

2. Payments. The principal of this Note, together with accrued but unpaid interest thereon, shall be immediately due and payable and shall be repaid in full upon the earliest occurrence of the Maturity Date or a Change in Control Event, in each case subject to Section 5 and unless the holders of a Majority in Interest (as defined below) shall otherwise agree in writing. For this purpose, a “Change in Control” has the meaning set forth in the Credit Agreement referenced in Section 5(a)(i) hereof and “Change in Control Event” means a Change of Control that has resulted in the acceleration of the Senior Debt and has not been consented to or waived by the requisite percentage of lenders under the Credit Agreement.

3. Prepayment. Subject to Section 5 hereof, this Note may be prepaid at any time in whole or in part without premium or penalty.

4. Method of Payment. All payments hereunder shall be made for the account of the Holder at its office located at c/o Stripes Group, 402 West 13th Street, New York, NY 10014 or to such other address as the Holder may designate in writing to the Company.

5. Subordination.

(a) Certain Defined Terms. The following terms shall have the following meanings:

(i) “Credit Agreement” shall mean the Credit Agreement, dated August 22, 2012, by and among the Company, VTB Holdings, Inc., a Delaware corporation (the “Guarantor”), the various financial institutions and other Persons from time to time party thereto and PNC Bank, National Association, as administrative agent and collateral agent for the lenders (in such capacity, the “Agent”), as the same has been and may be amended, restated, amended and restated, supplemented, refinanced, renewed, replaced or otherwise modified from time to time.

(ii) “Insolvency Event” shall mean the occurrence of one or more events described in Sections 11.1(i) or (j) of the Credit Agreement (or any similar event under any other Senior Credit Document).

(iii) “Majority in Interest” shall mean a majority of the aggregate outstanding principal amount of the Notes.

(iv) “Notes” shall mean, collectively, this Note and each of the other Subordinated Promissory Notes issued by the Company to each of SG VTB Holdings, LLC, Ron Doornink and Juergen Stark on the date hereof.

(v) “payment in full” or “paid in full” shall mean with respect to the Senior Debt, that the Senior Debt has indefeasibly paid in full in cash, all Letter of Credit Outstandings (as defined therein) have been discharged or cash collateralized in a manner acceptable to the Agent and the issuing bank thereof and all commitments to extend any credit thereunder have been terminated.

(vi) “Permitted Refinancing” shall mean any refinancing of the Senior Debt under the Senior Credit Documents pursuant to financing documentation that constitutes Permitted Refinancing Senior Loan Documents.

(vii) “Permitted Refinancing Senior Loan Documents” shall mean any financing documentation which replaces the Senior Credit Documents pursuant to which the Senior Debt under the Senior Credit Documents is refinanced, as from time to time amended and/or restated, supplemented or modified.

(viii) “Senior Credit Documents” means the Credit Agreement, the Credit Documents (as defined therein) and all documents evidencing any Permitted Refinancing thereof.

(ix) “Senior Debt” shall mean all Obligations of the Borrowers (as defined in the Credit Agreement or any other Senior Credit Documents) and the Guarantor under the Senior Credit Documents.

(x) “Subordinated Debt” shall mean all indebtedness of the Company under this Note and any obligations of the Guarantor under Section 17, including (a) all principal of, and interest on, the Notes and (b) all other indebtedness, fees, expenses, obligations and liabilities of the Company and the Guarantor to any holder of the Notes, whether now existing or hereafter incurred or created, under or pursuant to the Notes or separately under any other document, instrument or agreement executed in connection therewith which relates to the indebtedness evidenced by the Notes, in each case, whether such amounts are due or not due, direct or indirect, absolute or contingent.

(b) Subordination to Senior Debt. The Company and the Guarantor, each for itself and its successors, and the Holder, by acceptance of this Note, agree that the Subordinated Debt shall, to the extent and in the manner hereinafter set forth, be subordinate and junior to the prior payment in full of all Senior Debt. This Section 5(b) will constitute a continuing offer to all persons who, in reliance upon its provisions, become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt, and such holders are made obligees under this Section 5 and they and/or each of them may enforce its provisions.

(c) Company Not to Make Payments with Respect to Subordinated Debt.

(i) Until the Senior Debt has been paid in full, no payment by or on behalf of the Company, the Guarantor or any other Person may be made on account of any Subordinated Debt except as expressly permitted by the Senior Credit Documents.

(ii) Until the Senior Debt has been paid in full, no holder of any Subordinated Debt shall take any action or exercise any remedy against the Company, the Guarantor or any other person liable for any obligations thereunder on account of the Subordinated Debt (including, without limitation, commencing any legal action, or filing or joining in the filing of any insolvency petition against the Company or the Guarantor) except for the filing of a claim or proof of claim required to preserve any holder of Subordinated Debt’s rights hereunder subject to Section 5(f)(i) and otherwise as expressly set forth in Section 6(b) relating to an Event of Default pursuant to Section 6(a)(ii).

(d) Note Subordinated to Prior Payment of all Senior Debt on Dissolution, Liquidation or Reorganization of the Company. In the event an Insolvency Event occurs, then:

(i) the holders of all Senior Debt shall first be entitled to receive payment in full in cash of the principal thereon, premium, if any, interest and all other amounts payable thereon (accruing before and after the commencement of the proceedings, whether or not allowed or allowable as a claim in such proceedings) before the holders of any Subordinated Debt are entitled to receive any payment on account of the principal of, or interest on, any Subordinated Debt.

(ii) any payment or distribution of assets of the Company, the Guarantor or any other Person of any kind or character, whether in cash, property or securities to which the holders of any Subordinated Debt would be entitled, but for the provisions of this Note, shall be paid or distributed by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of Senior Debt or any representative on behalf of the holders of Senior Debt, to the extent necessary to make payment in full in cash of Senior Debt remaining unpaid.

(e) Proofs of Claim. If, while any Senior Debt is outstanding, any Event of Default under Section 6(a)(ii) of this Agreement occurs with respect to the Company, the holders of Subordinated Debt shall duly and promptly take such action as any holder of Senior Debt may reasonably request to collect any payment with respect to the Subordinated Debt for the account of the holders of the Senior Debt and to file appropriate claims or proofs of claim in respect of the Subordinated Debt. Upon the failure of the holders of Subordinated Debt to take any such action, each holder of Senior Debt is hereby irrevocably authorized and empowered (in its own name or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in respect of the Subordinated Debt and to file claims and proofs of claim and take such other action as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the holders of Subordinated Debt with respect to the Subordinated Debt.

(f) Rights of Holders of Senior Debt; Subrogation.

(i) Should any payment or distribution or security or the proceeds of any thereof be collected or received by any holder of Subordinated Debt in respect of any Subordinated Debt at a time when such payment or distribution should not have been so made or received because of the provisions of this Section 5, such holder of Subordinated Debt will forthwith deliver the same to the holders of Senior Debt for the equal and ratable benefit of the holders of the Senior Debt in precisely the form received (except for the endorsement or the assignment of or by such holder where necessary) for application to payment of all Senior Debt in full, after giving effect to any concurrent payment or distribution to the holders of Senior Debt and, until so delivered, the same shall be held in trust by such holder as the property of the holders of the Senior Debt.

(ii) Upon the payment in full in cash of all Senior Debt, the holder of Subordinated Debt will be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of assets of the Company applicable to the Senior Debt until all amounts owing on the Subordinated Debt have been paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of Senior Debt by or on behalf of the Company or by or on behalf of the holders of Subordinated Debt by virtue of this Section 5 which otherwise would have been made to the holders of Subordinated Debt will, as between the Company and the holders of Subordinated Debt, be deemed to be payment by the Company to or on account of the Senior Debt, it being understood that the provisions of this Section 5 are and are intended to be solely for the purpose of defining the relative rights of the holder of Subordinated Debt on the one hand, and holders of Senior Debt, on the other hand.

(g) Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of the Senior Debt. No right of any present or future holders of any Senior Debt to enforce subordination as provided herein will at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Note regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The holders of Senior Debt may extend, renew, increase, modify or amend the terms of the Senior Debt or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company; provided, however, that no such extension, renewal, increase, modification or amendment shall relieve the Company or the Guarantor of their obligations to pay principal and interest as provided herein.

6. Events of Default.

(a) An “Event of Default” occurs if:

(i) the Company defaults in the payment of the principal of, or interest on, this Note when the same becomes due and payable at maturity, upon acceleration, or otherwise; or

(ii) the Company shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against any Company seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and in the case of any such proceeding instituted against the Company such proceeding shall not be stayed or dismissed within sixty (60) days from the date of institution thereof.

(b) Acceleration. Subject to the provisions of Section 5, if an Event of Default (other than an Event of Default specified in clause (a)(ii) of Section 6) occurs and is continuing, the holders of at least a Majority in Interest, by written notice to the Company and the holders of Senior Debt (as provided in Section 10) (an “Acceleration Notice”), may declare the unpaid principal of and accrued interest on all of the Notes to be immediately due and payable. Upon such declaration, if there is at such time any Senior Debt outstanding, the principal of and interest on the Notes shall be due and payable upon the first to occur of an acceleration under the applicable Senior Debt instrument or one hundred eighty (180) days after receipt by the Agent of such Acceleration Notice given hereunder. If an Event of Default specified in clause (a)(ii) of Section 6 occurs, all principal of and interest on all of the Notes outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Holder. The holders of at least a Majority in Interest, by written notice to the Company, may rescind an acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of principal of or interest on the Notes which has become due solely because of the acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. Any amounts received by the Holder in connection with any action taken pursuant to this Section 6(b) shall be subject to the provisions of Section 5.

(c) Default Rate. Any payment of principal or interest under this Note shall begin to bear interest at a penalty rate of two percent (2%) above the-then applicable interest rate per annum upon the occurrence and during the continuance of an Event of Default under this Note or an event of default under any of the Senior Debt.

(d) Majority in Interest. The holders of a Majority in Interest may direct the time, method and place of conducting any proceeding for any remedy available to the holders of the Notes or exercising any trust or power conferred on them. The Holder of this Note may not pursue a remedy with respect to this Note unless the holders of at least a Majority in Interest consent to the pursuit of the remedy. A holder may not use the provision hereof to prejudice the rights of another holder or to obtain a preference or priority over another holder.

(e) Remedies Cumulative. A delay or omission by the Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All remedies are cumulative to the extent permitted by law.

7. Amendment and Waiver.

(a) Consent Required. Any term, covenant, agreement or condition of the Notes may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the holders of at least a Majority in Interest. So long as there is Senior Debt outstanding, (i) the subordination provisions of this Note may not be amended without the consent in writing of the holders of a majority in principal amount of the Senior Debt under the Credit Agreement and (ii) no other provisions of this Note may be amended without the consent in writing of the holders of a majority in principal amount of the Senior Debt under the Credit Agreement if such amendment is adverse to the holders of the Senior Debt.

(b) Effect of Amendment or Waiver. Any amendment or waiver shall be binding upon the Holder, upon each future holder of any Note and upon the Company, whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

8. Replacement Notes. If a mutilated Note is surrendered to the Company or if the Holder presents evidence to the reasonable satisfaction of the Company that this Note has been lost, destroyed or wrongfully taken, the Company shall issue a replacement note of like tenor if the requirements of the Company for such transactions are met. An indemnity agreement may be required that is sufficient in the reasonable judgment of the Company to protect the Company from any loss which it may suffer. The Company may charge for its out-of-pocket expenses incurred in replacing this Note.

9. No Recourse Against Others. No director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the Company under this Note or for any claim based on, in respect or by reason of, such obligations or their creation. The Holder by accepting this Note waives and releases all such liability. This waiver and release are part of the consideration for the issue of this Note.

10. Notices. All notices provided for or permitted hereunder shall be made in writing by hand-delivery, registered or certified first-class mail, fax or reputable courier guaranteeing overnight delivery to the other party at the following addresses (or at such other address as shall be given in writing by any party to the others):

If to the Company, to:

Voyetra Turtle Beach, Inc.

100 Summit Lake Drive, Suite 100

Valhalla, NY 10594

Attention: Bruce Murphy

Fax: (914) 345-2266

and

Dechert LLP

2929 Arch Street

Philadelphia, PA 19104

Attention: Gary Green

Fax: (215) 994-2222

If to the Agent, to:

PNC Bank, National Association

1900 East Ninth Street

Cleveland, Ohio 44114,

Attention: Keven Larkin

Fax: (216) 222-0129

with a copy to

Agency Services, PNC Bank, National Association

Mail Stop: P7-PFSC-04-1

500 First Avenue

Pittsburgh, Pennsylvania 15219,

Attention: Agency Services

Fax: (412) 762-6442

and

Jones Day

901 Lakeside Avenue

Cleveland, Ohio 44114

Attention: Rachel Rawson

Fax: (216) 579-0212

If to the Holder, to the Holder’s address as reflected in the books of the Company.

All such notices shall be deemed to have been duly given: when delivered by hand, if personally delivered; four business days after being deposited in the mail, postage prepaid, if mailed; and on the next business day, if timely delivered to a reputable courier guaranteeing overnight delivery.

11. Successors, etc. This Note shall be binding upon and shall inure to the benefit of the Holder and the Company and their respective successors and permitted assigns.

12. Waiver of Jury Trial. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT SUCH PARTIES MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY SUIT OR ACTION ARISING OUT OF THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HEREBY CERTIFIES THAT NEITHER THE OTHER PARTY NOR ANY OF ITS REPRESENTATIVES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT IT WOULD NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL. FURTHER, EACH OF THE PARTIES ACKNOWLEDGES THAT THE OTHER PARTY RELIED ON THIS WAIVER OF RIGHT TO JURY TRIAL AS A MATERIAL INDUCEMENT TO ENTER INTO THIS NOTE.

13. Costs of Enforcement. The Company is obligated to pay the costs of enforcement of this Note (including without limitation the reasonable fees and expenses of counsel) incurred by or on behalf of the holder of this Note.

14. Waiver of Notice etc. The Company hereby waives presentment, notice of dishonor or acceleration, protest and notice of protest, and any and all other notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Note.

15. Headings. The section headings of this Note are for convenience only and shall not affect the meaning or interpretation of this Note or any provision hereof.

16. Governing Law. This Note shall be deemed a contract under, and shall be governed by and construed in accordance with, the laws of the State of New York without giving effect to principles of conflicts of laws.

17. Guaranty

(a) The Guaranty.

(i) The Guarantor hereby jointly and severally guarantees to the Holder, as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Subordinated Debt in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms hereof. The Guarantor hereby further agrees that if any of the Subordinated Debt is not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), the Guarantor will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Subordinated Debt, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

(ii) Notwithstanding any provision to the contrary contained herein, the obligations of the Guarantor under this Note shall be limited to an aggregate amount equal to the largest amount as will result in such obligations with respect hereto and thereto not constituting a fraudulent transfer or conveyance after giving full effect to the liability under such guarantee set forth in Section 17 hereof and its related contribution rights but before taking into account any liabilities under any other guarantee by the Guarantor.

(b) Obligations Unconditional.

(i) The obligations of the Guarantor under Section 17(a) are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the Note or any other agreement or instrument referred to herein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Subordinated Debt, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 17(b) that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances. The Guarantor agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against the Company for amounts paid under this Section 17 until such time as the Subordinated Debt have been paid in full.

(ii) Without limiting the generality of the foregoing subsection (i), it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantor hereunder which shall remain absolute and unconditional as described above:

(1) at any time or from time to time, without notice to the Guarantor, the time for any performance of or compliance with any of the Subordinated Debt shall be extended, or such performance or compliance shall be waived;

(2) any of the acts mentioned in any of the provisions of the Note or any other agreement or instrument referred to in the Note shall be done or omitted;

(3) the maturity of any of the Subordinated Debt shall be accelerated, or any of the Subordinated Debt shall be modified, supplemented or amended in any respect, or any right under the Note or any other agreement or instrument referred to in the Note shall be waived or any other guarantee of any of the Subordinated Debt or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with; or

(4) any of the Subordinated Debt shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of the Guarantor) or shall be subordinated to the claims of any person (including, without limitation, any creditor of the Guarantor).

(iii) With respect to its obligations hereunder, the Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Holder exhaust any right, power or remedy or proceed against any person under the Note or any other agreement or instrument referred to in the Note or against any other person under any other guarantee of, or security for, any of the Subordinated Debt

(c) Reinstatement. The obligations of the Guarantor under this Section 17 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any person in respect of the Subordinated Debt is rescinded or must be otherwise restored by any holder of any of the Subordinated Debt, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantor agrees that it will indemnify the Holder on demand for all reasonable costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by such persons in connection with such rescission or restoration, including any such reasonable costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

(d) Certain Additional Waivers. The Guarantor agrees that it shall have no right of recourse to security for the Subordinated Debt, except through the exercise of rights of subrogation pursuant to Section 17(b).

(e) Remedies. The Guarantor agrees that, to the fullest extent permitted by law, as between the Guarantor, on the one hand, and the Holder on the other hand, the Subordinated Debt may be declared to be forthwith due and payable as provided in Section 6(b) (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 6(b)) for purposes of Section 17(a) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Subordinated Debt from becoming automatically due and payable) as against any other person and that, in the event of such declaration (or the Subordinated Debt being deemed to have become automatically due and payable), the Subordinated Debt (whether or not due and payable by any other person) shall forthwith become due and payable by the Guarantor for purposes of Section 17(a).

(f) Guarantee of Payment; Continuing Guarantee. The guarantee given by the Guarantor in this Section 17 is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Subordinated Debt whenever arising.

[Signature page follows]

IN WITNESS WHEREOF, each Company has caused this Note to be duly executed, and the Holder has caused this Note to be duly acknowledged, as of the date set forth below.

VOYETRA TURTLE BEACH, INC.

By:	/s/ Bruce Murphy
Name:	Bruce Murphy
Title:	Chief Financial Officer

GUARANTOR:

VTB HOLDINGS, INC.

By:	/s/ Bruce Murphy
Name:	Bruce Murphy
Title:	Chief Financial Officer

ACKNOWLEDGED BY THE HOLDER

THIS 30th DAY OF AUGUST, 2013:

SG VTB HOLDINGS, LLC

By:		/s/ Kenneth A. Fox
	Name:	Kenneth A. Fox
	Title:	Managing Member